UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

XENOMICS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-103083	04-3721895
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Deer Park Drive, Suite F
Monmouth Junction, NJ 08852
(Address of Principal Executive Offices)

(732) 438-8290
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

          Disclosure concerning the issuance of options exempt from registration pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the “Securities Act”) is incorporated herein by reference to the disclosure set forth in Section 5.02 of this report.

Item 5.01	Changes in Control of Registrant.

          Disclosure concerning the understandings between a newly appointed director and certain shareholders is incorporated herein by reference to the disclosure set forth in Section 5.02 of this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

          On April 16, 2009, the holders of a majority of outstanding shares of Common Stock of Xenomics, Inc.  (the “Company”) delivered a consent (the “Consent) which removed Kira Sheinerman, Ph.D. as a director and terminated all authority previously given to Dr. Sheinerman to act on the Company’s behalf.  Accordingly, Dr. Sheinerman served as a member of the Executive Committee of the Company’s board of directors.  The Consent appointed Thomas H. Adams, Ph.D. to fill the vacancy created by Dr. Sheinerman’s removal and appointed him to serve as Chairman of the Board.  The Consent authorized Dr. Adams to preside over meetings of the Company’s board of directors and, in the absence of a President or Chief Executive Officer, exercise the powers pertaining to the most senior executive officer of the Company, including  evaluating the Company’s business, intellectual property and prospects, formulating a strategic plan, moving the Company’s executive offices and research facilities to San Diego, hiring and retaining executive and administrative officers at compensation approved by the Compensation Committee of the Company’s board of directors and generally managing and overseeing the affairs of the Company.  A Notice of Shareholder Consent was mailed to the record holders of shares of the Company’s Common Stock in accordance with Florida law on April 30, 2009.  Since the Company is not registered or required to be registered pursuant to Section 12(g) of the Securities Act of 1934, as amended (the “Exchange Act”),  neither the consent process nor the notice given to shareholders was subject to Section 14(a) or (c) of the Exchange Act.

          On April 21, 2009, the Company’s board of directors accepted the consent, confirmed the appointment of Dr. Adams as a director, Chairman of the Board, appointed him to be a member of the Executive Committee of the board of directors, and delegated to him the authority described above, pending the appointment of a full time Chief Executive Officer.  The board of directors, with the approval of the Compensation Committee, granted 4,800,000 ten year options to Dr. Adams to purchase shares of the Company’s common stock for $0.50 per share which will vest in three equal annual installments.  Dr. Adams is an accredited investor and the grant of options to him is claimed to be exempt from registration under the Securities Act pursuant to Section 4(2) for transaction not involving a public offering or Section 4(2) transactions with accredited investors.

Dr. Adams served as a director of the Company from October 2004 to December 2005. He serves as a director of Synergy Pharmaceuticals, Inc. (OTCBB:SGYP), a majority owned subsidiary of Callisto Pharmaceuticals, Inc. (OTCBB:CLSP) having been appointed to the board of Synergy in July 2008.  Synergy is a development stage biopharmaceutical company focused primarily on the development of drugs to treat gastrointestinal disorders and diseases.  Since June 2005, Dr. Adams has served as a director of IRIS International, Inc. (Nasdaq:IRIS), a diagnostics company, and as Corporate Vice President and Chief Technology Officer of IRIS since April 2006.  Dr. Adams co-founded Leucadia Technologies, which was acquired by IRIS in April 2006 and has been its Chief Executive Officer since September 1998, and serves as Chairman and Chief Executive Officer of Iris Molecular Diagnostics, Inc., an IRIS subsidiary.  He is a seasoned corporate executive and scientist with extensive medical technology experience. From 1989 to 1997, he served as Chief Executive Officer of Genta, Inc. In 1984, he co-founded Gen-Probe Inc. and served as Chairman and Chief Executive Officer until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. He was a member of the founding team of Hybritech Inc.  From 1980 to 1984, Dr. Adams served as Senior Vice President of Research and Development and Chief Technology Officer of Hybritech which developed the PSA test for prostate cancer, along with numerous other diagnostic products and which was acquired by Eli Lilly and Company in 1986.  Eli Lilly and Co. subsequently achieved the first U.S. Food and Drug Administration clearance for a monoclonal antibody diagnostic product.  Previous positions held by Dr. Adams include Vice President of Clinical Chemistry Research and Development at Technicon Instruments Corp., and Director of Research and Development at Baxter International Inc.'s (NYSE: BAX) Baxter Laboratories. He has also held management positions at the Hyland Division of Baxter Travenol.  He co-founded Genta, Inc. and serves as its Chairman Emeritus. Dr. Adams has been a Director of La Jolla Pharmaceutical Co. (NASDAQ: LJPC) since 1991, and of XiFin, Inc. since 1997.   He served as a Director of Biosite Diagnostics, Inc., from 1989 to 1998, of Life Technologies Inc. from 1992 to 2001 and of Invitrogen (Nasdaq:IVGN), after the merger of Life Technologies with Invitrogen, from 2001 to 2003.  Dr. Adams currently serves as a director of La Jolla Pharmaceutical Co. (Nasdaq:LJPC) which develops and markets novel therapeutics for antibody-mediated autoimmune diseases. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside.

The consent authorized the retention of Dr. Adams as a consultant for a term of three years at an annual stipend of $100,000, payable monthly, and authorized the board to fill vacancies on the board exclusively from nominees submitted by Dr. Adams until April 30, 2010.

Except as set forth above, there are no arrangements or understandings between Dr. Adams and any other person pursuant to which Dr. Adams was appointed Chairman of the Board nor is there a family relationship between any director or executive officer and Dr. Adams. Dr. Adams has not entered into any related party transactions with the registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

17	Not applicable.

20.1	Xenomics Notice of Shareholder Consent dated April 30, 2009.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOMICS, INC.

Date:	May 4, 2009	By:	/s/ Gary Anthony
Gary Anthony,
Vice President and Controller